FIRST AMENDMENT TO ASSIGNMENT OF RIGHTS AND TITLE AGREEMENT

This First Amendment to Assignment of Rights and Title Agreement (this "First Amendment") is effective November 6, 2012 and is between the following parties: (a) Global Ventures Group, LLC, a Florida limited liability company doing business at 110 North Federal Highway, #807 in Fort Lauderdale, Florida 33301 ("Global Ventures"); (b) Alfred Abiouness, Sr. with a mailing address of 4410 East Beach Drive, Norfolk, Virginia ("Abiouness"), (c) RG Development, Inc., a Delaware corporation doing business at 364 East Main Street, Suite 205 in Middleton, Delaware 19709 ("RG Development"), and (d) Cotton Bay Holdings, Inc., a Delaware corporation with a resident agent located at 113 Barksdale Professional Center, Newark, DE 19711 ("Cotton Bay Holdings")(collectively the "Parties").

WHEREAS, the Parties executed an Assignment of Rights and Title Agreement (the "Assignment Agreement") on August 1, 2012. This First Amendment amends and modifies the Assignment Agreement pursuant to Section 7.4 of the Assignment Agreement, and when read in conjunction with this First Amendment, the Assignment Agreement and First Amendment constitute a fully integrated contract under Delaware law.

WHEREAS, to the extent not amended or modified herein, the Parties' respective rights, duties and obligations under the Assignment Agreement remain in full force and effect as of the Effective Date of the Assignment Agreement.

WHEREAS, these Recitals are not mere statements, but rather representations relied upon by all parties in executing and performing under this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following amendments to the stated provisions of the Assignment Agreement:

1. CONDITION PRECEDENT TO OBLIGATIONS. The Parties agree that the following conditions must be satisfied in whole prior to performance by Global Ventures, Abiouness or RG Development:

    1.1 Global Ventures Conveyance of Title to Eleuthera Stock. Upon written notification by Cotton Bay Holdings, or its placement agent, escrow agent or title agent, or similar party acting as trustee over those funds raised by Cotton Bay Holdings through private and/or public offerings (collectively referred to as the 'Paying Agent'), that the following events have occurred:

        1.1.1. In the context of a private offering, a Subscription Agreement has been executed by an Accredited Investor pursuant to either a Private Placement Offering for the purchase of common stock or purchase of a minimum of five (5) Secured Convertible Notes of Cotton Bay Holdings. Each set of five (5) Notes sold pursuant to the Cotton Bay Offering is collectively referred to herein as a 'Block of Notes' or 'Blocks of Note'; or in the context of a public offering through a prospectus, the sale and purchase of common stock or purchase of a Block of Notes (collectively referred to as the 'Cotton Bay Offering');

        1.1.2. The Cotton Bay Offering has been fully funded; and

        1.1.3. The Paying Agent or responsibility paying party associated with the sale of the stock or Block of Notes in the Cotton Bay Offering has released net proceeds from the sale of the common stock or a Block of Notes from the Cotton Bay Offering to Global Ventures.

    1.2 Representations and Warranties Still Accurate. The representations and warranties stated by the Parties remain truthful and accurate during the term of this Agreement.

2. GLOBAL VENTURES CONVEYANCE OF TITLE TO THE ELEUTHERA STOCK. Upon full satisfaction of the condition precedents set forth in Section 1, Global Ventures agrees to either (a) convey 1 share of the Eleuthera Stock in its possession to Cotton Bay Holdings "free and clear," subject only to the rights of Abiouness and RG Development, which are to be released under Sections 2 and 3, below, for each Block of Notes sold, or (b) 1 share of the Eleuthera Stock in its possession to Cotton Bay Holdings "free and clear," subject only to the rights of Abiouness and RG Development, which are to be released under Sections 2 and 3, below, for every $30,000 in stocks sold under the Cotton Bay Offering. For example, in the event Cotton Bay sells 10 Blocks of Notes, Global Ventures shall convey title to 10 shares of the Eleuthera Stock to Cotton Bay Holdings, subject to Sections 2 and 3, below. Similarly, for example, in the event Cotton Bay sells $300,000 in equity through the Cotton Bay Offering, Global Ventures shall convey title to 10 shares of the Eleuthera Stock to Cotton Bay Holdings, subject to Sections 3 and 4, below.

3. ABIOUNESS RELEASE OF SECURITY INTEREST. Upon full satisfaction of the condition precedents set forth in Section 1 and written confirmation of Global Ventures' conveyance of the Eleuthera Stock, as set forth in Section 2, Abiouness agrees to release his security interest in the Eleuthera Stock conveyed by Global Ventures, and take any and all necessary action in recording a UCC-3 to modify the Abiouness Lien. For example, in the event Cotton Bay sells 10 Blocks of Notes, Global Ventures shall convey title to 10 shares of the Eleuthera Stock to Cotton Bay Holdings, and Abiouness shall record a UCC-3 releasing his lien interest to the 10 shares being conveyed, subject to Section 4, below. Similarly, for example, in the event Cotton Bay sells $300,000 in equity through the Cotton Bay Offering, Global Ventures shall convey title to 10 shares of the Eleuthera Stock to Cotton Bay Holdings, and Abiouness shall record a UCC-3 releasing his lien interest to the 10 shares being conveyed, subject to Section 4, below.

4. RG DEVELOPMENT RELEASE OF SECURITY INTEREST. Upon full satisfaction of the condition precedents set forth in Section 1, written confirmation of Global Ventures' conveyance of the Eleuthera Stock and Abiouness' release of his security interest, as set forth in Section 3, above, RG Development agrees to release its security interest in the Eleuthera Stock conveyed by Global Ventures, and take any and all necessary action in recording a UCC-3 to modify the RG Lien. For example, in the event Cotton Bay sells 10 Blocks of Notes, Global Ventures shall convey title to 10 shares of the Eleuthera Stock to Cotton Bay Holdings, and Abiouness and RG Development shall record a UCC-3 releasing their respective lien interests to the 10 shares being conveyed. Similarly, for example, in the event Cotton Bay sells $300,000 in equity through the Cotton Bay Offering, Global Ventures shall convey title to 10 shares of the Eleuthera Stock to Cotton Bay Holdings, and RG Development shall record a UCC-3 releasing its lien interest to the 10 shares being conveyed."

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above written.

Global Ventures Group, LLC

/s/ Robert Fortson IV
A&F Bahamas, LLC
Member

Cotton Bay Holdings, Inc.

/s/ Alfred E. Abiouness, Jr.
Alfred E. Abiouness, Jr.
President

RG Development, Inc.

/s/ Douglas Maslo
Douglas Maslo
President

/s/ Alfred Abiouness, Sr.
Alfred Abiouness, Sr.